UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 15, 2016 (August 11, 2016)

VERITIV CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36479	42-3234977
(Commission File Number)	(IRS Employer Identification No.)

1000 Abernathy Road NE Building 400, Suite 1700 Atlanta, GA (Address of principal executive offices)	30328 (Zip Code)

Registrant’s telephone number, including area code: (770) 391-8200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 11, 2016, Veritiv Corporation (the “Company”) entered into an amendment (the “Amendment”) to its Credit Agreement, dated as of July 1, 2014, among the Company, Veritiv Operating Company and Unisource Canada, Inc., as borrowers, the several lenders and financial institutions from time to time parties thereto, Bank of America, N.A., as administrative agent and collateral agent for the lenders party thereto, and the other parties thereto, which provides for an asset-based credit facility in an aggregate principal amount of up to $1.4 billion, subject to availability under a borrowing base (the “ABL Facility”).  The Amendment, among other things, extended the maturity date of the ABL Credit Facility to August 11, 2021 and adjusted the pricing grid applicable to interest rates thereunder.  Customary fees are payable in respect of the Amendment.

A copy of the Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                   Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this report:

Exhibit No.	Exhibit Description

10.1

First Amendment to ABL Credit Agreement, dated as of August 11, 2016, among Veritiv Operating Company (f/k/a Unisource Worldwide, Inc.) and Unisource Canada, Inc., as borrowers, Veritiv Corporation and certain subsidiaries of Veritiv Operating Company, as loan parties, the several lenders and financial institutions from time to time parties thereto, Bank of America, N.A., as administrative agent and collateral agent for the lenders party thereto, and the other parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERITIV CORPORATION

Dated: August 15, 2016	/s/ Mark W. Hianik
Mark W. Hianik
Senior Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1

First Amendment to ABL Credit Agreement, dated as of August 11, 2016, among Veritiv Operating Company (f/k/a Unisource Worldwide, Inc.) and Unisource Canada, Inc., as borrowers, Veritiv Corporation and certain subsidiaries of Veritiv Operating Company, as loan parties, the several lenders and financial institutions from time to time parties thereto, Bank of America, N.A., as administrative agent and collateral agent for the lenders party thereto, and the other parties thereto.